UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) June 18, 2015

Autobytel Inc.
 (Exact name of registrant as specified in its charter)

Delaware	1-34761	33-0711569
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

18872 MacArthur Boulevard, Suite 200, Irvine, California	92612-1400
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (949) 225-4500

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.

The Autobytel Inc. 2015 Annual Meeting of Stockholders (“Annual Meeting”) was held on June 18, 2015 at the corporate offices of Autobytel Inc., a Delaware corporation (“Company” or “Autobytel”).

Set forth below are brief descriptions of each of the three proposals voted upon by stockholders at the Annual Meeting and the final voting results for each such proposal.

Proposal 1.                      Election of two Class II Directors of the Company to hold office until the 2018 Annual Meeting of Stockholders and until the election and qualification of such directors’ successors.

Director Nominees	For	Authority Withheld	Broker Non-Votes
Michael A. Carpenter	4,309,323	604,869	2,785,710
Mark N. Kaplan	4,562,012	352,180	2,785,710

Proposal 2.                      Approval, in an advisory and non-binding vote, of the compensation of the Company’s named executive officers.

For	Against	Abstain	Broker Non-Votes
4,527,451	85,864	300,877	2,785,710

Proposal 3.                      Ratification of the appointment of Moss Adams LLP as independent registered public accounting firm for 2015.

For	Against	Abstain
7,311,568	31,220	357,114

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 19, 2015	Autobytel Inc.

	By:	/s/ Glenn E. Fuller
Glenn E. Fuller, Executive Vice President, Chief Legal and Administrative Officer and Secretary

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